Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-91814 on Form S-8 of our report dated November 4, 2005 relating to the consolidated financial statements of International Electronics, Inc. appearing in the Company’s annual report on Form 10-KSB for the year ended August 31, 2005.

/s/ BDO Seidman, LLP

Boston, Massachusetts

November 23, 2005